SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                             December 8, 2000
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                    (Date of earliest event reported)


                            PBOC Holdings, Inc.
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          (Exact name of registrant as specified in its charter)


Delaware                                0-24215                 33-0220233
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                          Identification No.)



5900 Wilshire Boulevard, Los Angeles California                90036
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(Address of principal executive offices)                    (Zip Code)


                               (323) 954-6653
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            (Registrant's telephone number, including area code)


                              Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)




Item 5. OTHER EVENTS

    On December 8, 2000, PBOC Holdings, Inc. ("PBOC") announced that it had entered into an Agreement and Plan of Merger with FBOP Corporation, an Illinois corporation ("FBOP") and FBOP Acquisition Corporation ("Acquisition") its wholly-owned subsidiary, dated as of December 8, 2000 (the "Agreement," a copy of which is attached hereto as Exhibit 2.1), pursuant to which PBOC would be acquired by Acquisition (the "Merger"). The Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of PBOC will be converted into the right to receive $10.00 in cash. Consummation of the Merger is subject to a number of conditions, including, but not limited to, the approval of the Agreement and the Merger by the shareholders of PBOC and the receipt of requisite regulatory approvals.

    The press release issued by PBOC and FBOP with respect to the announcement of the transaction described herein is attached hereto as Exhibit
99.1 and is incorporated herein by reference in its entirety.



Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) Not applicable.

    (b) Not applicable.

    (c) The following exhibits are included with this Report:

        Exhibit 2.1 Agreement and Plan of Merger, dated as of December 8, 2000.

        Exhibit 99.1     Press Release, dated December 8, 2000.










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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  PBOC HOLDINGS, INC.



                                  By: /s/ J. Michael Holmes
                                      -----------------------------------
                                      J. Michael Holmes
                                      Senior Executive Vice President and
                                         Chief Financial Officer


Date: December 11, 2000













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